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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Axiom FSC Inc., a Barbados Corporation
Axiom Finance Inc., a Delaware Corporation
Axiom (Europe) Limited, a UK Company
AV Technology, Inc., a Delaware Corporation